                                                                   Exhibit 10.37


                       NONSTATUTORY STOCK OPTION AGREEMENT
                 (cliff vesting, performance-based acceleration)

         Pursuant to the Grant Notice and this Nonstatutory Stock Option Agreement, the Company has granted you an option to purchase the number of shares of Common Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Shares issued upon your exercise of your option are hereinafter referred to as "Option Shares."

         Your option is granted in connection with and in furtherance of the Company's compensatory benefit plan for the Company's employees (including officers), directors or consultants, and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your option are as follows:

         1. Vesting. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice.

         2. Method of Payment.

             (a) Payment Options. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

                 (i) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Option Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                 (ii) Delivery of shares of any class or series of the Company's capital stock, the fair market value of which (as determined by the board of directors of the Company in its sole discretion) is equal to the option exercise price; or

                 (iii) Payment by a combination of the above methods.

         3. Whole Shares. Your option may only be exercised for whole shares.

         4. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

         5. Term. The term of your option commences on the date of grant and expires upon the earliest of:

            (i) the Expiration Date indicated in the Grant Notice; and

            (ii) the violation by you of any provision of this Agreement.

         6. Exercise.


            (a) You may exercise the your option during its term (to the extent vested) by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

            (b) By exercising your option you agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registered public offering of any securities of the Company under the Securities Act, require that you not sell or otherwise transfer or dispose of any Option Shares or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

         7. Transferability. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

         8. Right of First Refusal. The Company shall have a right of first refusal, as set forth below, with respect to the Option Shares. Except for Permitted Transfers (as defined below), no Option Shares may be transferred unless (a) the holder delivers to the Company written notice of his/her intent to transfer all or any part of such shares (the "Offered Shares"), including the name and address of the proposed transferee and the proposed terms and conditions of such transfer (the "Notice of Intent to Sell"), and (b) within thirty (30) days following its receipt of the Notice of Intent to Sell the Company does not deliver to the holder written notice of its intent to exercise its right of first refusal and purchase the Offered Shares on the terms set forth in the Notice of Intent to Sell. The Company's right of first refusal must be exercised as to all the Offered Shares unless the holder consents to exercise for less than all the Offered Shares. The purchase of the Offered Shares following exercise must be completed within sixty (60) days of the Company's receipt of the Notice of Intent to Sell or such longer period of time as has been offered by the person to whom you intend to transfer the Offered Shares. "Permitted Transfer" means a transfer to a member of your immediate family or to a trust for the benefit of you and/or one or more members of your immediate family, provided that each such transferee shall have executed and delivered to the Company a written acknowledgment that such Option Shares remain subject to the provisions of this Agreement, including the Company's right of first refusal hereunder. This Section 8 shall terminate and be of no further force and effect upon the closing of the first underwritten public offering of the Company's equity securities under the Securities Act.

         9. Taxation; Tax Withholding Requirements. You understand and acknowledge that upon exercise of your option you will recognize for income tax purposes an amount of ordinary income equal to the excess, if any, of the fair market value of the shares of the Common Stock received over the exercise price for such shares. Any amounts required by any then applicable tax law to be withheld by the Company from the compensation you are deemed to have received upon any exercise of your option or portion thereof shall be satisfied, at election, either by having the Company withhold shares, or by delivery of cash or shares of the Common Stock having a value equal to the amount required to be withheld.

         10. Option Not a Service Contract. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue or resume being in the employ of the Company, or of the Company to continue or resume your employment with the Company. In addition, nothing in your option shall obligate the Company, its shareholders, board of directors, officers or employees to continue or resume any relationship which you might have as a director or consultant for the Company.

         11. Notices. Any notices provided for in your option or in the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

         12. Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

                                 VISTACARE, INC.

                     NONSTATUTORY STOCK OPTION GRANT NOTICE

                            (1998 Stock Option Plan)

         VistaCare, Inc. (the "Company"), pursuant to its 1998 Stock Option Plan (the "Plan") hereby grants to Optionee an option to purchase the number of shares of the Company's Common Stock (the "Common Stock") set forth below. This option is subject to all of the terms and conditions as set forth herein and in Attachments I, II and III, which are incorporated herein in their entirety.

         Optionee:                          Richard R. Slager
         Date of Grant:                     November 11, 2002
         Vesting Start Date:                November 11, 2002
         Shares Subject to Option:          800,000
         Exercise Price Per Share:          $5.00
         Expiration Date:                   November 10, 2012

              Incentive Stock Option   X   Nonstatutory Stock Option
          ---                         ---

         VESTING: This option may only be exercised with respect to shares subject hereto which are vested. All of the shares subject hereto shall vest on September 30, 2012 ("Vesting Date"); provided, however, that vesting shall be accelerated with respect to the number of shares and upon the occurrence of the events described below (collectively, "Acceleration Events"):

         (a) If the average closing price of the Common Stock, as reported by the principal exchange for the Common Stock, for any thirty (30) consecutive trading days after the initial underwritten registered public offering of the Common Stock (the "IPO") equals or exceeds $5.50 per share, vesting shall be accelerated immediately with respect to 250,000 of the shares subject hereto.

         (b) If after the IPO the average closing price of the Common Stock, as reported by the principal exchange for the Common Stock, for all of the trading days in December 2003 equals or exceeds $6.33 per share, vesting shall be accelerated immediately with respect to 250,000 of the shares subject hereto and with respect to the shares referred to in clause (a) above, if not already vested.

         (c) If after the IPO the average closing price of the Common Stock, as reported by the principal exchange for the Common Stock, for all of the trading days in December 2004 equals or exceeds $7.27 per share, vesting shall be accelerated immediately with respect to 100,000 of the shares subject hereto and with respect to the shares referred to in clauses (a) and (b) above, if not already vested.

         (d) If after the IPO the average closing price of the Common Stock, as reported by the principal exchange for the Common Stock, for all of the trading days in December 2005 equals or exceeds $8.36 per share, vesting shall be accelerated immediately with respect to 100,000 of the shares subject hereto and with respect to the shares referred to in clauses (a), (b) and (c) above, if not already vested.

         (e) If after the IPO the average closing price of the Common Stock, as reported by the principal exchange for the Common Stock, for all of the trading days in December 2006 equals or exceeds $9.62 per share, vesting shall be accelerated immediately with respect to 100,000 of the shares subject hereto and with respect to the shares referred to in clauses (a), (b), (c) and (d) above, if not already vested.

         (f) Upon the Sale of the Company (as defined below), vesting shall be accelerated depending on the Per-Share Equity Value (as defined below) with respect to the shares set forth below:

Per-Share Equity Value                              Number of Shares Vested
----------------------                              -----------------------
Less than $5.50                                     none

$5.50 or more but less than $6.33                   the shares referred to in clause (a) above, if not already vested

$6.33 or more but less than $7.27                   the shares referred to in clauses (a) and (b) above, if not already vested

$7.27 or more but less than $8.36                   the shares referred to in clauses (a), (b) and (c) above, if not already vested

$8.36 or more but less than $9.62                   the shares referred to in clauses (a), (b), (c) and (d) above, if not already vested

$9.62 or more                                       the shares referred to in clauses (a), (b), (c), (d) and (e)
                                                    above, if not already vested

         The vesting of this Option shall be unaffected by the death or disability of the Optionee.

         This option shall not vest on the Vesting Date or on the date of any Acceleration Event unless the optionee is an employee of the Company on such date.

         Example: Assume the Company closes its IPO in January 2003. The stock does not trade above $5.50 until February 1, 2004 when it increases to $6.00 and for the next 30 trading days trades between $6.00 and $6.25. Thereafter, the stock trades below $4.00 until December 1, 2006 when it increases to $10.00 and closes above $10.00 every trading day in December 2006. Assuming the Optionee remains employed by the Company, vesting would be as follows: No shares would vest until the 30 trading days commencing on February 1, 2004 have elapsed after which 250,000 shares would vest pursuant to clause (a). All of the remaining shares would vest at the end of December 2006 pursuant to clause (e).

         DEFINITION: As used herein, the following terms shall have the following respective definitions:

         "Per-Share Equity Value" means (i) the total amount of cash and the fair market value of all other property paid directly or indirectly by an acquiror to the Company and/or its equity security holders in connection with a Sale of the Company, divided by (ii) the total number of outstanding shares of the Common Stock immediately before the closing of a Sale of the Company transaction, assuming the conversion of all shares of capital stock convertible into the Company and the exercise of all warrants, options and other rights to purchase the Common Stock. The value of any securities issuable in connection with a Sale of the Company (whether debt or equity) freely tradable in an established public market will be determined on the basis of the last closing price in such market five (5) days prior to the consummation of the Sale of the Company (the "Valuation Date"), and the value of securities not freely tradable (or having no established market) or other property will be the fair market value of such securities or other property on such Valuation Date as determined in good faith by the Company's Board or Directors.

         "Sale of the Company" means (i) the acquisition by a person, party or a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of outstanding capital stock of the Company representing more than 50% of the combined voting power of all voting securities of the Company entitled to vote generally in the election of directors, excluding acquisitions from the Company, or (ii) the acquisition of the Company by means of a reorganization, merger, consolidation, recapitalization or asset sale, unless the owners of the capital stock of the Company immediately before such transaction continue to own, in substantially the same proportions as before such transaction, capital stock of the acquiring or succeeding entity representing more than 50% of the combined voting power of all voting securities of such acquiring or succeeding entity entitled to vote generally in the election of directors.

         ACKNOWLEDGMENT: The undersigned Optionee acknowledges and agrees that
Section 5 of that certain Management Agreement dated as of October 9, 2002 by and between the Company and the Optionee shall have no effect upon the option granted hereby and that the terms pursuant to which this option shall vest shall be governed exclusively by the Nonstatutory Stock Option Agreement to which this Grant Notice relates.

         ADJUSTMENTS UPON CHANGES IN STOCK: Consistent with Section 10 of the Plan, in the event of any stock split, stock dividend, reverse stock split, recapitalization or similar event affecting the Common Stock, the share numbers and dollar amounts referred to above shall be appropriately adjusted.

         PAYMENT: Payment by cash or check, or delivery of previously owned shares of the Common Stock.


VISTACARE, INC.                            OPTIONEE


By:  /s/ Barry M. Smith                           /s/ Richard R. Slager
   -----------------------------           ----------------------------------
                                                    Signature

Title:    Chairman                         Date:   October 14, 2002
      --------------------------                -----------------------------

Date:    October 14, 2002
      --------------------------


Attachment I:  Nonstatutory Stock Option Agreement
Attachment II:  1998 Stock Option Plan
Attachment III:  Notice of Exercise

                                                                  Attachment III

                               NOTICE OF EXERCISE

VistaCare, Inc.
8125 No. Hayden Road
Suite 300
Scottsdale, AZ  85258
                                                 Date of Exercise:______________

Ladies and Gentlemen:

         This constitutes notice under my Stock Option Agreement (the "Agreement") that I elect to purchase the number of shares for the price set forth below.


    Type of option (check one):          Incentive  [ ]        Nonstatutory [ ]

    Stock option dated:                  ___________________

    Number of shares as
    to which option is exercised:        ___________________

    Certificates to be
    issued in name of:                   ___________________

    Total exercise price:               $__________________

    Cash payment delivered herewith:    $__________________

         By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the VistaCare, Inc. 1998 Stock Option Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Class A Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Class A Common Stock are issued upon exercise of this option.

         I acknowledge that all certificates representing any of the shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting restrictions pursuant to the Agreement, the Company's Certificate of Incorporation or Bylaws and/or applicable securities laws.

         I agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), I will not sell or otherwise transfer or dispose of any shares of Class A Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act (the "Effective Date") as may be requested by the Company or the representative of the underwriters. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

                                                   Very truly yours,

                                                   -----------------------------
                                                   Name